Exhibit (i)(10)

June 28, 2013

BMO Asset Management Corp.

115 South LaSalle Street

Chicago, Illinois 60603

RE:	BMO Target Retirement 2010 Fund, BMO Target Retirement 2020 Fund, BMO Target Retirement 2030 Fund, BMO Target Retirement 2040 Fund, BMO Target Retirement 2050 Fund, BMO Diversified Income Fund, BMO Moderate Balanced Fund, BMO Growth Balanced Fund, BMO Aggressive Allocation Fund, BMO Diversified Stock Fund and BMO Aggressive Stock Fund

Ladies and Gentlemen:

We have acted as Wisconsin corporate counsel for you in connection with the sale by BMO Funds, Inc. (the “Company”) of an indefinite number of shares (the “Shares”) of common stock, $.0001 par value, of Series Y, Series I, Series R-3 and Series R-6 shares of (a) BMO Target Retirement 2010 Fund, (b) BMO Target Retirement 2020 Fund, (c) BMO Target Retirement 2030 Fund, (d) BMO Target Retirement 2040 Fund, (e) BMO Target Retirement 2050 Fund, (f) BMO Diversified Income Fund, (g) BMO Moderate Balanced Fund, (h) BMO Growth Balanced Fund, (i) BMO Aggressive Allocation Fund, (j) BMO Diversified Stock Fund and (k) BMO Aggressive Stock Fund (collectively, the “Funds”) in the manner set forth in the Registration Statement on Form N-1A (the “Registration Statement”) (and the Prospectuses of the Funds included therein).

We have examined: (a) the Registration Statement (and the Prospectuses of the Funds included therein), (b) the Company’s Articles of Incorporation, as amended, and By-Laws, (c) certain resolutions of the Company’s Board of Directors and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based on the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

BMO Asset Management Corp.

June 28, 2013

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.